                                                                     EXHIBIT 4.2


NUMBER U-                                                                  UNITS
         --------------------                                   -----------
CUSIP No.: 45031W206
           ---------

                              I-SECTOR CORPORATION


             EACH UNIT CONSISTING OF TWO SHARES OF COMMON STOCK AND
               ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____________________________ or registered assigns (the "Registered Holder") is the owner of the number of Units specified above.

Each Unit (a "Unit") consists of two (2) shares of common stock, par value
$.01 per share (the "Common Stock"), of I-Sector Corporation, a Delaware corporation (the "Company"), and one (1) redeemable warrant (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $[____] per share (subject to adjustment). The Warrants will become exercisable at any time after they become separately tradable and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2004, subject to earlier separation in the discretion of Paulson Investment Company, Inc. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement, dated as of _____________, 2004, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Warrant evidenced hereby and to the exercise price of such Warrant in certain events therein set forth. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant Holder on written request and without cost.

         This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

         Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.


By:

                                     [SEAL]


---------------------                                   -----------------------
Chairman of the Board                                   Secretary

Countersigned:


By:
   ----------------------------
   Authorized Officer

                              I-SECTOR CORPORATION

         The Registered Holder hereby is entitled, at any time, to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing two shares of Common Stock, for each Unit represented by this Unit Certificate and one Warrant Certificate representing one Unit Warrant, for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent and Registrar together with any documentation required by such agent.

         REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, AMERICAN STOCK TRANSFER & TRUST COMPANY.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM - as tenants in common                          UNIF GIFT MIN ACT - _______ Custodian _______
         TEN ENT - as tenants by the entireties                                      (Cust)            (Minor)
         JT TEN - as joint tenants with right of                                under Uniform Gifts to Minors Act _______
                  survivorship and not as tenants in common                                                       (State)

                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

         For value received, the undersigned Registered Holder
(__________________________) hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF REGISTERED HOLDER


-------------------------------------------


--------------------------------------------------------------------------------
(PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE)


-------------------------------
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated:
      -------------------------             ------------------------------------
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name of the Registered Holder as
                                            specified upon the face of the Unit
                                            Certificate in every particular,
                                            without alteration or any change
                                            whatever.

Signature(s) Guaranteed:


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THE SIGNATURE(s) SHOULD BE GUARANTEED BY AN ELIGIBLE INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.


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